Exhibit 25(b)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-2

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

_________________

ANDRES SERRANO
(Name of trustee)

101 Barclay Street
Floor 7W
New York, NY 10286
(Business address: street, city, state and zip code)

ALLETE, Inc.
(Exact name of obligor as specified in its charter)

Minnesota	41-0418150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
30 West Superior Street Duluth, Minnesota	55802-2093
(Address of principal executive offices)	(Zip code)

_________________

First Mortgage Bonds
(Title of the indenture securities)
_________________

Item 1.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (see Note on page 3.)

Item 2.    Trusteeships under other indentures.

If the trustee under another indenture under which any other securities, or                 certificates of interest or participation in any other securities, of the obligor are             outstanding, file a copy of each such indenture as an exhibit and furnish the             following information:

(a)    Title of the securities outstanding under each such other indenture.

Not applicable.

(a)
A brief statement of the fact relied upon by the trustee as a basis for the             claim that no conflicting interest within the meaning of Section 310(b)(1) of             the Act arises as a result of the trusteeship under such other indenture,             including a statement as to how the indenture securities will rank as                 compared with the securities issued under such other indenture.

Not applicable.

Item 11.    List of Exhibits.

None

NOTE

Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.

Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Andres Serrano have signed this statement of eligibility in The City of New York and State of New York, on the 1st day of August, 2016.

/s/ Andres Serrano
Name:	Andres Serrano